As filed with the Securities and Exchange Commission on March 17, 2011
Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

JINGWEI INTERNATIONAL LIMITED

(Exact name of registrant as specified in its charter)

Nevada	20-1970137
(State or other jurisdiction of incorporation or organization)	I.R.S. Employer Identification No.

Room 701, Building 14, Ke Ji C. Rd 2nd, Shenzhen Software Park, Nanshan District,
Shenzhen, PRC 518057

(Address of Principal Executive Offices) (Zip Code)

Jingwei International Limited 2008 Omnibus Securities and Incentive Plan

(Full title of the plan)

 (Name and address of agent for service)

+86 755-83437888

(Telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to agent for service, to:

Mitchell S. Nussbaum, Esq.
Loeb & Loeb LLP
345 Park Avenue
New York, NY 10154
Tel. No. 212-407-4159 Fax No. 212-407-4990

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☐	Non-Accelerated Filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☒

CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES TO BE REGISTERED	NUMBER OF SHARES TO BE REGISTERED(1)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE		PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE
Common Stock, par value $0.001 per share (“Common Stock”)	1,050	$3.06	(2)	$3,213	$0.38
Common Stock	92,700	$4.95	(3)	$458,865	$53.28
Common Stock	356,250	$4.10	(4)	$1,460,625	$169.58
Common Stock	195,000	$1.64	(5)	$319,800	$37.13
Common Stock	147,000	$2.05	(6)	$301,350	$34.99
Total:	792,000			$2,543,853	$295.35

__________________________

(1)
The registration statement registers the issuance of 792,000 shares of common stock, which are issued or issuable under the Jingwei International Limited 2008 Omnibus Securities and Incentive Plan, and adjustments to shares to account for any changes in capitalization, such as a stock split, stock dividend, or similar transaction involving the registrant’s shares of common stock, in accordance with Rule 416(a) under the Securities Act of 1933, as amended.  An aggregate of 790,950 shares of common stock are issuable pursuant to outstanding option grants pursuant to such plan.

(2)
Estimated solely for the purpose of calculating the proposed maximum aggregate offering price and the registration fee pursuant to Rule 457(h) of the Securities Act, based upon the average of the high and low prices of Jingwei International Limited’s common stock as reported on the NASDAQ Global Market on March 10, 2011, under the symbol “JNGW.”

(3)	Represents shares of common stock issuable pursuant to options granted on April 16, 2008 at an exercise price of $4.95 per share.

(4)	Represents shares of common stock issuable pursuant to options granted on September 7, 2010 at an exercise price of $4.10 per share.

(5)	Represents shares of common stock issued or issuable pursuant to options granted on September 9, 2009 at an exercise price of $1.64 per share.

(6)	Represents shares of common stock issued or issuable pursuant to options granted on February 23, 2010 at an exercise price of $2.05 per share.

EXPLANATORY NOTE

This Registration Statement for Jingwei International Limited, a Nevada corporation (the “Company”) contains two parts. The first part contains a re-offer prospectus prepared in accordance with the requirements of Part I of Form S-3 (in accordance with the General Instruction C to Form S-8) which covers reoffers and resales of “control securities” (as such term is defined in General Instruction C to Form S-8) of the Company. The reoffer prospectus relates to up to 342,000 shares of common stock of the Company, par value $0.001 per share (the “Common Stock”) that have been or may be issued under the Company’s 2008 Omnibus Securities and Incentive Plan (the “Plan”).

The second part of this Registration Statement contains information required pursuant to Part II of Form S-8 and will be used for offers of shares of Common Stock that may be issued in connection with the Plan.

PART I

A. PLAN INFORMATION.

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to purchasers of the Common Stock pursuant to the Plan as specified by Rule 428(b)(1) under the Securities Act. Such documents are not being filed with the Securities and Exchange Commission (the “SEC”), but constitute, along with the documents incorporated by reference into this Registration Statement, a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the “Securities Act”).

B. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

The Company will furnish without charge to each person to whom the prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Those documents are incorporated by reference in the Section 10(a) prospectus. The Company will also furnish without charge to each person to whom the Prospectus is delivered, upon the written or oral request of such person, a copy of other documents required to be delivered to employees pursuant to Rule 428(b).  Requests should be directed to Ms. Cao Wei at the following address: Jingwei International Limited, Room 701-702, Building14, Keji C. Rd.,2nd, Software Park, Nanshan District, Shenzhen, PRC 518057, and our telephone number is +86 755-83437888.

Note: The re-offer prospectus referred to in the Explanatory Note follows this page.

REOFFER PROSPECTUS

JINGWEI INTERNATIONAL LIMITED

342,000 Shares of Common Stock

This Prospectus relates to shares (the “Shares”) of Common Stock of Jingwei International Limited (the “Company” or “Jingwei”) which may be offered and sold from time to time by certain shareholders of the Company (the “Selling Shareholders”) who have acquired or will acquire such Shares pursuant to stock options and stock grants issued or issuable under our 2008 Omnibus Securities and Incentive Plan (as amended and supplemented).  See “Selling Shareholders.”

We will not receive any of the proceeds from the sale of these shares by the selling shareholders.  However, we will receive the proceeds from any exercise of options to purchase shares to be sold hereunder.  See “Use of Proceeds.”

We have agreed to pay the expenses in connection with the registration of these shares.

Our Common Stock is listed on the NASDAQ Global Market under the symbol “JNGW.”

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK.  SEE “RISK FACTORS” BEGINNING ON PAGE 2 OF THIS PROSPECTUS FOR CERTAIN RISKS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SECURITIES OFFERED HEREBY.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE DATE OF THIS PROSPECTUS IS MARCH 17, 2011

The Company	1

Forward-Looking Statements	1

Risk Factors	1

Use of Proceeds	7

Selling Shareholders	7

Plan of Distribution	8

Information Incorporated by Reference

i

The Company

Jingwei and its consolidated subsidiaries and variable interest entities are a leading provider of data mining, interactive marketing and software services in China.  With a customer database of about 400 million Chinese consumers operated by our patented data mining tools and software technologies, we enable leading multinational and Chinese companies to reach their target audience. Currently, we operate two business segments in China: data mining and software services.

 In the Data Mining segment, we offer a rich portfolio of business intelligence and interactive marketing services to the major telecom operators and corporate clients in China. Our services include market segmentation, customer trend and churn analysis, fraud detection and a range of interactive marketing and advertising services such as telemarketing, direct mailing, mobile advertising, mobile value-added services (MVAS) and bundled mobility solutions.

In the Software Services segment, we provide a broad range of billing systems, provisioning solutions, decision support and customer relationship management systems for China’s leading telecom carriers and state owned enterprises. The software services business complements and strengthens sales opportunities for our high margin data mining and interactive marketing services, which not only allows us to enhance our customer database, it also provides useful tools to allow us to leverage the telecom resources to provide comprehensive multi-media marketing and advertising delivery channels to reach the target consumers for our corporate clients.

By providing our services to the same major customers across the two segments, our core competence and software expertise in data mining, predictive analysis and customer relationship management (CRM) have considerable synergies and are complementary in supporting the growth of our business.

We have been investing heavily in research and development in data mining tools to enable the Company to cross reference different sources for its vast data. We continue to expand our product offerings as well as create innovative data mining software tools to enhance our service offerings to support interactive marketing for our corporate customers through multi-media channels. In addition, to capitalize on the rapid growth of mobile applications and consumers spending, we are developing smart interactive mobile value-added services as well as enhancing our interactive marketing platform to support mobile internet marketing solutions for our clients to provide high value services to business enterprises and the consumers.

The primary geographic focus of our operations is in China including Hong Kong Special Administrative Region (“Hong Kong” or “HK”), where we derive all of our sales. We conduct our business operations through Jingwei Hengtong Technology (ShenZhen) Co. Ltd (“Jingwei Hengtong”), a wholly-owned subsidiary company that became the primary beneficiary of Shenzhen Jingwei Communication Co., Ltd. (“Jingwei Communication”) via various contractual agreements. Jingwei Communication has three subsidiaries: New Yulong Information Technology Co. Ltd (“Yulong IT”), New Yulong Software Technology Development Co. Ltd (“Yulong Software”) and Jiangsu Liandong Communication Ltd. ("Jiangsu Liandong"). In addition, Yulong IT wholly owns two subsidiaries: Beijing New Media Advertising Co. Ltd. (“Beijing New Media”) and Shenzhen Xinguochuang Information Technology Company Limited (“Xinguochuang”).

On November 9, 2010, Xinguochuang completed the acquisition of 100% equity interest of Shanghai Haicom Telecommunication Technology Limited (“Haicom”), a corporation registered in Shanghai, China.

We believe our future growth continues to benefit from the rapid growth of consumer spending driven by favorable internet, mobile and eCommerce usage trends in China as well as the increased telecom expenditure propelled by various network modernization programs such as the 3G rollout, 3-Network convergence and the Intelligent Electric Grid rollout which create a strong demand for our product and services.

In the Data Mining segment, we believe the primary driver is in the broad adoption of our data mining and interactive marketing service as well as mobile internet solutions across various business segments. In order to cement our leadership position in data mining and interactive marketing, we will need to continuously refresh, update and increase the number of profiles of our consumer database, enhance our data mining and interactive marketing infrastructure including the addition of new hardware and software capabilities as well as expanding our web-enabled call center operations to multiple cities.

In the Software Services segment, we foresee the nationwide 3G rollout and the Intelligent Electric Grid rollout embarked upon in 2009 by the central government as well as the 3-Network convergence program announced in 2010 will continue to drive a strong demand for new software services and application solutions in areas Jingwei has been a leader.  To capitalize on these growth opportunities, we will need to make further investment in our R&D programs to build new products and to strengthen our technical capabilities.  As such, we will consider disciplined M&A opportunities to extend our market reach and to broaden our product and services that are accretive to revenue and earnings growth for us.

Currently, we offer 36 data mining and software platforms registered with the Shenzhen Bureau of Science, Technology and Information and National Government. And our intellectual property portfolio is covered by 15 patents issued by National Intellectual Property Administration of the People’s Republic of China. When these patents were registered with the appropriate authority, we received a certificate with respect to our protected intellectual property in such software. We then license the software to our customers for a usage fee. We presently do not have any registered trademarks. In addition we have received certificates with respect to two registered copyrights.

As of December 31, 2010, we had approximately 386 employees.

Our common stock is listed on The Nasdaq Global Market under the symbol “JNGW.”

Our principle executive office is located at Room 701-702, Building14, Keji C. Rd.,2nd, Software Park, Nanshan District, Shenzhen, PRC 518057, and our telephone number there is  +86 755-83437888.

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. Any forward-looking statements are based on our current expectations and projections about future events and are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as “expects,” “anticipates,” “intends,” “estimates,” “plans,” “believes,” “seeks,” “may,” “should”, “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the risk factors described herein and those included in any document incorporated by reference into this prospectus.

RISK FACTORS

Investing in our securities involves risk.  Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K which was filed on March 31, 2010 and later amended by the Annual Report on Form 10-K/A filed on July 13, 2010 and October 28, 2010;

•
Or any updates to our risk factors in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010, filed on May 17, 2010 and later amended by the Quarterly Report on Form 10-Q/A filed on July 13, 2010  and October 28, 2010;

•
and Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2010, filed on August 16, 2010; Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2010, filed on November 12, 2010 together with all of the other information appearing in or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

You should read this prospectus and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we concurrently expect. You should assume that the information appearing in this prospectus and any document incorporated herein by reference is accurate as of its date only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus and any document incorporated herein by reference, and particularly our forward-looking statements, by these cautionary statements.

USE OF PROCEEDS

We will not receive any proceeds from the issuance of our Common Stock to the selling shareholders other than the exercise price of any options that are exercised by the selling shareholders, the proceeds of which we expect to use for working capital.

SELLING SHAREHOLDERS

This prospectus relates to shares of our Common Stock that are being registered for reoffers and resales by the Selling Shareholders named below who have acquired or may acquire shares of our Common Stock pursuant to our 2008 Omnibus Securities and Incentive Plan. The Selling Shareholders may resell any or all of the shares of our Common Stock at any time they choose while this prospectus is effective.

Current and former executive officers and directors, their family members, trusts for their benefit, or entities that they own, that acquire shares of our Common Stock may be added to the Selling Shareholders list below by a prospectus supplement filed with the SEC. The number of Shares to be sold by any Selling Shareholder under this prospectus also may be increased or decreased by a prospectus supplement. Although a person’s name is included in the table below, neither that person nor we are making an admission that the named person is our “affiliate.” As of March 10, 2011, there were 20,354,209 shares of our Common Stock outstanding.

Name of Selling Shareholder	Number of Shares Beneficially Owned Prior to this Offering (1)	Number of Shares Offered Hereby (1)	Number of Shares Owned After this Offering Assuming All Shares Offered Hereby are sold	Percentage of Ownership After this Offering (%)
Rick Luk, Chief Executive Officer	145,000	195,000	--	*
Yong Xu, Chief Financial Officer	97,000	147,000	--	*

*	Less than 1%
(1)
For purposes of this table, we have assumed that the selling shareholders will have sold all of the shares registered under this prospectus upon completion of the offering and that additional shares issuable in connection with certain dilutive events have not been issued.

PLAN OF DISTRIBUTION

Each selling shareholder of our Common Stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  A selling shareholder may use any one or more of the following methods when selling shares of our Common Stock:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or
•	any other method permitted pursuant to applicable law.

The selling shareholders may also sell our Common Stock under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA rules; and in the case of a principal transaction a markup or markdown in compliance with the interpretations of such rules by FINRA.

In connection with the sale of the our Common Stock or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume.  The selling shareholders may also sell our Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities.  The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of our Common Stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholders, and any broker-dealers or agents that are involved in selling our Common Stock, may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of our Common Stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Each selling shareholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock.  In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

Because selling shareholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act.  In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.  Each selling shareholder has advised us that they have not entered into any written or oral agreements, understandings or arrangements with any underwriter or broker-dealer regarding the resale of our Common Stock.  There is no underwriter or coordinating broker acting in connection with the proposed resale of our Common Stock by the selling shareholders.

The resale of such shares will be made only through registered or licensed brokers or dealers if required under applicable state securities laws.  In addition, in certain states, the resale of such shares may not be made unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) any person engaged in the distribution of such resale of our Common Stock may not simultaneously engage in market making activities with respect to our Common Stock for a period of two business days prior to the commencement of the distribution.  In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our Common Stock by the selling shareholders or any other person.  We will make copies of this prospectus available to the selling shareholders and we have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

INFORMATION INCORPORATIED BY REFERENCE

The following documents filed by us with the Securities and Exchange Commission are incorporated by reference in this prospectus:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed on March 31, 2010 and amended by the Annual Report on Form 10-K/A filed on July 13, 2010 and October 28, 2010;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010, filed on May 17, 2010 amended by the Quarterly Report on Form 10-Q/A filed on July 13, 2010 and October 28, 2010;

•
Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2010, filed on August 16, 2010; Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2010, filed on November 12, 2010

•
Current Reports on Form 8-K, filed on December 22, 2010, November 19, 2010, November 12, 2010, November 5, 2010, October 12, 2010, July 13, 2010,  June 29, 2010, June 17, 2010, March 2, 2010 and January 26, 2010 and

•
The description of our Common Stock set forth in our Registration Statement on Form 8-A (Registration No. 001-34744) filed with the SEC on May 14, 2010, including any amendments thereto or reports filed for the purpose of updating such description.

All documents subsequently filed with the Securities and Exchange Commission by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of the initial registration statement (other than current reports or portions thereof furnished under Items 2.02 or 7.01 of Form 8-K), prior to the termination of this offering, shall be deemed to be incorporated by reference herein and to be part of this prospectus from the respective dates of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus supplement to the extent that a statement in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing us at the following address: Jingwei International Limited, Room 701-702, Building14, Keji C. Rd.,2nd, Software Park, Nanshan District, Shenzhen, PRC 518057, and our telephone number is +86 755-83437888.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

The following documents of the Registrant, filed with the Commission are incorporated by reference into this Registration Statement, except as superseded, supplemented or modified by this prospectus:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed on March 31, 2010 and amended by the Annual Report on Form 10-K/A filed on July 13, 2010 and October 28, 2010;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010, filed on May 17, 2010 amended by the Quarterly Report on Form 10-Q/A filed on July 13, 2010 and October 28, 2010;

•
Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2010, filed on August 16, 2010; Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2010, filed on November 12, 2010

•
Current Reports on Form 8-K, filed on December 22, 2010, November 19, 2010, November 12, 2010, November 5, 2010, October 12, 2010, July 13, 2010,  June 29, 2010, June 17, 2010, March 2, 2010 and January 26, 2010 and

•
The description of our Common Stock set forth in our Registration Statement on Form 8-A (Registration No. 001-34744) filed with the SEC on May 14, 2010, including any amendments thereto or reports filed for the purpose of updating such description.

All documents subsequently filed with the Securities and Exchange Commission by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of the initial registration statement (other than current reports or portions thereof furnished under Items 2.02 or 7.01 of Form 8-K), prior to the termination of this offering, shall be deemed to be incorporated by reference herein and to be part of this prospectus from the respective dates of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus supplement to the extent that a statement in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing us at the following address: Jingwei International Limited, Room 701-702, Building14, Keji C. Rd.,2nd, Software Park, Nanshan District, Shenzhen, PRC 518057, and our telephone number is +86 755-83437888.

Item 4.  Description of Securities.

Not applicable.

Item 5.   Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers

Jingwei International Limited is a Nevada corporation and generally governed by the Nevada Private Corporations Code, Title 78 of the Nevada Revised Statutes, or NRS.

Section 78.138 of the NRS provides that, unless the corporation’s articles of incorporation provide otherwise, a director or officer will not be individually liable unless it is proven that (i) the director's or officer's acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Section 78.7502 of NRS permits a company to indemnify its directors and officers against expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action, suit or proceeding, except an action by or on behalf of the corporation, if the officer or director (i) is not liable pursuant to NRS 78.138, or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful.  Section 7502 of the NRS also requires a corporation to indemnify its officers and directors if they have been successful on the merits or otherwise in defense of any claim, issue, or matter resulting from their service as a director or officer.

Section 78.751 of NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit, or proceeding as they are incurred and in advance of final disposition thereof, upon determination by the stockholders, the disinterested board members, or by independent legal counsel.  Section 78.751 of NRS requires a corporation to advance expenses as incurred upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company if so provided in the corporations articles of incorporation, bylaws, or other agreement. Section 78.751 of NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation, bylaws or other agreement.

Article IX of our Articles of Incorporation provides that we will indemnify our directors and officers to the fullest extent permitted by Nevada law.  Our Articles of Incorporation also provide that no indemnification shall be applied, and any advance of expenses to or on behalf of a director or officer must be returned to the Company if a final adjudication establishes that the person’s acts or omissions involved breach of any fiduciary duties, intentional misconduct, fraud, or a knowing violation of law material to the cause of action.

Item 7.   Exemption from Registration Claimed.

Not applicable.

Item 8.   Exhibits.

The following is a list of Exhibits filed as part of this Registration Statement on Form S-8.  Where so indicated by footnote, exhibits that were previously filed are incorporated herein by reference.

Exhibit No.	Description
4.1	Specimen Common Stock Certificate(1)
5.1	Opinion of Lewis & Roca LLP
10.1	Jingwei International Limited 2008 Omnibus Securities and Incentive Plan
23.1	Consent of Lewis & Roca LLP (included in Exhibit 5.1)
23.2	Consent of Bernstein & Pinchuk LLP, independent registered public accounting firm
24.1	Power of Attorney (included on signature pages hereto)

(1) Incorporated by reference to Exhibit 4.1 to Jingwei’s Registration Statement, filed with the SEC on Form SB-2 dated January 17, 2006.

Item 9. Undertakings

(a)    The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, That:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if this Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if this Registration Statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(C)      Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this registration statement is for an offering of asset-backed securities on Form S-1 (§ 239.11 of this chapter) or Form S-3 (§ 239.13 of this chapter), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§ 229.1100(c)).

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)          Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)         Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)        The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)        Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)                 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shenzhen, Country of People’s Republic of China, on the 17th day of March 2011.

JINGWEI INTERNATIONAL LIMITED

By:	/s/ Rick H. Luk
Rick H. Luk
Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Rick H Luk, individually, his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Rick H. Luk	Chief Executive Officer (Principal Executive	March 17, 2011
Rick H. Luk	Officer)

/s/ Yong Xu	Chief Financial Officer (Principal Financial	March 17, 2011
Yong Xu	and Accounting Officer)

/s/ George (Jianguo) Du	President and Chairman	March 17, 2011
George (Jianguo) Du

/s/ Corla Chen	Director	March 17, 2011
Corla Chen

/s/ Jason Chen	Director	March 17, 2011
Jason Chen

/s/ Lily Sun	Director	March 17, 2011
Lily Sun